SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 3, 2005

     PAUL MUELLER COMPANY
(exact name of registrant as specified in its charter)

MISSOURI	0-4791	44-0520907
(state or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

1600 WEST PHELPS STREET -- P.O.BOX 828
SPRINGFIELD, MISSOURI		65801-0828
(address of principal executive offices)		(zip code)

Registrant's telephone number, including area code: (417) 831-3000

    NOT APPLICABLE
(former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

The Board of Directors of the registrant has unanimously voted to cause the registrant to deregister its common stock and terminate its reporting obligations under the Securities Exchange Act of 1934 (the "Exchange Act"), with the result that the registrant's common stock will be terminated from quotation on The Nasdaq Stock Market. The registrant is filing a Form 15 with the Securities and Exchange Commission to terminate the registration of its common stock under the Exchange Act concurrently with the filing of this Form 8-K.

ITEM 8.01. OTHER EVENTS.

On January 3, 2005, the registrant issued a press release announcing the decision of its Board of Directors to file a Form 15 to terminate the registration of its common stock under the Securities Exchange Act of 1934. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 EXHIBITS.

Exhibit 99.1 Press Release of January 3, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATE:January 3, 2005                   PAUL MUELLER COMPANY

     /s/ Donald E. Golik
Donald E. Golik, Senior Vice President
and Chief Financial Officer